EFFECTNET


                             UNIFIED COMMUNICATIONS
                                    SERVICES
                                GENERAL AGREEMENT
                         FOR TELQUEST TECHNOLOGIES INC.

LEGEND: CERTAIN INFORMATION IN THIS PUBLICLY FILED DOCUMENT HAS BEEN DELETED, PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SEC. DELETED INFORMATION IS MARKED "****". THE COMPLETE DOCUMENT, INCLUDING INFORMATION DELETED IN THIS PUBLICLY FILED DOCUMENT, HAS BEEN FILED SEPARATELY WITH THE SEC IN CONNECTION WITH VERB EXCHANGE INC.'S REQUEST FOR CONFIDENTIAL TREATMENT OF THE INFORMATION.








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                UNIFIED COMMUNICATIONS SERVICES GENERAL AGREEMENT



          This Unified Communications General Agreement ("Agreement") is entered into as of the 7th day of November 2000, ("Effective Date") by and between EffectNet LLC, a Nevada Limited Liability Company ("EffectNet") and telQuest Technologies Inc., organized under the laws of British Columbia, Canada, with a business address at 1166 Alberni St, Suite 201 Vancouver, BC, Canada, V6E3Z3 ("telQuest Technologies Inc.") (collectively "Parties" or individually a "Party").

          WHEREAS, telQuest Technologies Inc. is a

          WHEREAS, EffectNet is a unified communications application service provider that offers private label Internet and telecommunications products and services, including unified communications and other value-added services, in-house customer services, billing and technical support (the "EffectNet Services").

          WHEREAS, EffectNet desires to provide telQuest with a customized telQuest.-branded wholesale communications service ("Private Label") for sale by telQuest (the services collectively hereinafter described as "telQuest UC Services" or "UC Services"); and

                  WHEREAS, EffectNet and telQuest recognize that the telQuest UC Service they jointly work to, market and manage is a highly innovative service requiring Parties to closely work together to meet telQuest Customer needs, implement and ensure the commercial viability of the telQuest UC Services; and,

          NOW THEREFORE, in consideration of the premises and mutual agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties agree as follows:

     1.   GENERAL PROVISIONS.

     1.1 Both Parties agree that EffectNet shall offer telQuest UC Services for telQuest as described in this Agreement. telQuest will market the UC Services to telQuest customers and end-users. For purposes of this Agreement, the term "customers" shall include, but not be limited to wholesale and retail customers of telQuest UC Services.

          1.2 EffectNet may make changes to the EffectNet Services from time to time in order to improve, modify or extend the EffectNet Services ("EffectNet Changes"), but in no event shall such changes materially decrease the quality of the EffectNet Services provided to telQuest. EffectNet will use commercially reasonable efforts to provide telQuest with notice ninety (90) days in advance of the commercial release date of such changes. In the event that said improvements or modifications require a change in pricing, both parties agree to use best efforts to renegotiate pricing in a timely manner.

          1.3 The Parties shall use their best efforts to accomplish the initial launch of the telQuest UC Services ("Initial Launch Date") by January 1st , 2000.


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          1.4 Each Party shall promptly notify the other in writing of any event, which might result in such Party's inability to continue to meet its obligations under this Agreement. Such even shall specifically include, but not be limited to, a materially adverse change in a Party's financial situation.


     2.   OBLIGATIONS OF THE PARTIES.

          2.1 Product Coordinator: EffectNet and telQuest will each designate their own Product Coordinator to coordinate the process described below.

               2.1.1 The designated Product Coordinators will be the principal points of contact between the parties on product issues (the "Product Advisory Process"). Each party may rely on the authority and technical competence of the other Party's Product Coordinator to represent its respective company in connection with the priorities, needs and progress of their company's product issues.

               2.1.2 The Product Advisory Process will include in-person/telephonic/electronic communication between representatives, which should be ongoing, or occur not less than once a month.

               2.1.3 The EffectNet Product Coordinator will be solely responsible for all final decisions for EffectNet Services.

          2.2 EffectNet Materials. EffectNet will provide telQuest with regular access to and copies of the following:

               2.2.1 Plans for current and future enhancements to the EffectNet services which by their nature apply to the telQuest Services; and

               2.2.2 Functional descriptions, development plans, schedules and periodic status for enhancements to the EffectNet Services under development, as soon as such materials exist.

          2.3 Product Development. telQuest and EffectNet agree that the EffectNet Services provided to telQuest will be the same version of the EffectNet Services generally made commercially available, unless telQuest "****", provided, however, that EffectNet shall have no obligation to support telQuest modification not previously agreed to by EffectNet. telQuest customers will need ample time to integrate new versions into daily use.

               2.3.1 telQuest will implement new versions within 30 days with call avoidance measures built into the process, including but not limited to adequate customer notification of new features, benefits and the availability of training timed to coincide with the release of any new versions.

               2.3.2 EffectNet will use commercially reasonable efforts to provide telQuest with at least ninety (90) days advance notice of an expected new release or version of EffectNet Services.


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          2.4 Forecasts. telQuest shall provide EffectNet with forecasts for expected mailbox activations, at minimum of sixty (60) day intervals. telQuest will also provide EffectNet with quarterly and annual forecasts of expected mailbox activations, with the availability of platform capacity to be provided by EffectNet to telQuest conditioned on the platform capacity demand not exceeding the forecasts provided by telQuest for any period addressed by such respective forecast. With respect to timely provided sixty (60) day forecasts only, EffectNet will use reasonable efforts to meet telQuest's forecast demand. However, EffectNet reserves the right to request additional guarantees from telQuest when the forecasts provided by telQuest require significant or unusual capital and cost by EffectNet. telQuest is to provide the first such forecasts to EffectNet prior to this General Agreement coming into effect. For purposes of this section EffectNet must allocate constrained capacity to telQuest on terms at least as favorable as offered to other customers of EffectNet. In the event that EffectNet declines orders because of capacity constraints, then EffectNet shall notify telQuest and the Parties shall use commercially reasonable efforts to develop a solution that will provide telQuest with a method of ensuring that the needs of telQuest's existing and potential end users are met while ensuring that EffectNet is permitted to increase capacity in an orderly fashion.

          2.5 Billing Cycle. On an every 30-day basis EffectNet will invoice telQuest for account fees for each account active during the previous month. telQuest will be charged a daily pro rated amount for start-up and terminated accounts.

          2.6 Payment. telQuest will pay EffectNet in then available U.S. funds on a net-7 day basis. EffectNet may attach penalties for late payment.

          2.7 Call Detail Records for Billing. Each day, EffectNet will provide to telQuest Calling Detail Records ("CDR") on a timely basis, in a mutually agreed-upon electronic format.

          2.8 Billings and Collections. telQuest shall be responsible, at its sole expense, for all invoicing and collections with its customers, end-users, agents, subagents or resellers. EffectNet will not be responsible for any collections or bad debt by telQuest's customers, end-users, agents, subagents or resellers.

          2.9 Fraud. telQuest will be solely responsible for fraudulent misuse of (a) United States and Canadian UC Services due to credit fraud, fraudulently established accounts, stolen accounts, and (b) all other accounts provided to any customers located outside the United States and Canada, regardless of the method of fraud. EffectNet shall notify telQuest of fraud as soon as practicable, upon EffectNet's becoming aware of such fraud. EffectNet will use commercially reasonable efforts to cooperate with telQuest to arrive at fraud control means and measures.

          2.10 Customer Service Call Center and Technical Support. EffectNet shall maintain a customer service call center for its telQuest customers and end-users, as appropriate. This call center will be responsible for all customer support.

               2.10.1 Call items outside the scope of EffectNet support services are: non-EffectNet related software problems, call forwarding issues, non-EffectNet related product inquiries, as well as non-EffectNet related billing issues e.g. credit card problems.


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          2.11 Customer Fulfillment Process. telQuest, when taking orders for new customers or end users, or taking orders to modify or update a customer's order, will use the EffectNet Customer Fulfillment Process or compatible process to gather the information required and to provide the customer information to EffectNet. telQuest is responsible for providing to EffectNet such new mailbox account information reasonably required by EffectNet in order to activate a new mailbox. EffectNet shall provide documentation and training, in accordance with the training provision of this Agreement, to telQuest on the EffectNet Customer Fulfillment Process.

          2.12 Minimum Commitment. telQuest hereby agrees to deliver a minimum "****" then current active Subscribers on or before three (3) months after the Launch Date (Ramp Date); and an additional "****" then current active Subscribers on or before six (6) months after the Launch Date (Ramp Date); and and additional "****" then current active Subscribers on or before nine
     (9) months after the Launch Date (Ramp Date). telQuest shall maintain "****" current active Subscribers at the end of each calendar month thereafter (the "minimum commitment") for the term of the agreement. Minimum Commitment levels shall relate to the CommuniKate "unlimited" pricing account equaling one (1) Subscriber. Two (2) "Basic" priced accounts shall be equal to one (1) Subscriber and three (3) "Special" accounts shall be equal to one (1) Subscriber in relation to contribution towards the "minimum commitment".

          2.13 Reconciliation Payment. On the Ramp Dates and at the end of each calendar month thereafter, EffectNet will calculate telQuest actual number of then current active Subscribers on the last day of such calendar month and compare it to the Minimum Commitment. If telQuest does not meet or exceed the Minimum Commitment for the month in question, telQuest will have a Volume Shortfall, and telQuest shall pay EffectNet a Reconciliation Payment associated with that Volume Shortfall. Each month is measured independently; there is no carry back or forward of surpluses or deficiencies. The Reconciliation Payment is equal to the Volume Shortfall multiplied by the base monthly price applicable to the UC Service per Subscriber, based on a total number of Subscribers equal to the Minimum Commitment level (the Base Monthly Fee).

     3.   MARKETING AND BRANDING.

          3.1 Web Presence. At no additional charge, EffectNet will provide telQuest with a private label website, URL links and related branding as reasonably directed by telQuest.

          3.2 Use of Trademarks, Service Marks and Trade names. The Parties agree not to display or use any of the trade names, service marks, brands or trademarks of the other Party, and shall not permit the same to be displayed or used by third parties, other than in connection with the sale, distribution or promotion of the brand(s) used for the telQuest UC Services covered by this Agreement and subject to the prior written approval of the other or a third Party owning such trademark, service mark or trade name (except where such approval between the Parties is contained in this Agreement). In the absence of specific prior written consent from the other Party, a Party shall not use any part of any of the other Party's trade names, service marks, brands or trademarks as part of its own name, service marks or trademarks or in any other manner not so approved by the other Party. It is expressly understood by both Parties that trade names, service marks and trademarks of the other party are proprietary and that nothing in this Agreement constitutes the grant of a


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     general license to use said trade names, service marks and trademarks. Upon termination of this Agreement, any and all rights or privileges of a Party to use the other Party's trade names, service marks, brands or trademarks shall expire, and each Party shall discontinue the use of the other Party's trade names, service marks, brands. The provisions of this section shall also apply to third party branding incidental to this Agreement.

          3.3 Business Conduct. In conformity with this Agreement, neither party shall make any representation with respect to the other party that is inconsistent with the terms and conditions of this Agreement.

          3.4 telQuest Marketing Expenses. telQuest as the buyer of the wholesale services from EffectNet, is responsible for all expenses and obligations incurred by telQuest as a result of its efforts to attract and solicit customers for telQuest UC Services. telQuest expressly acknowledges that it is not entitled to any reimbursement by EffectNet for such expenses unless, and only to the extent that, both parties hereto agree in writing prior to the incursion of such expenses, as set forth in this agreement.

     4.   CHARGES AND BILLING STATEMENTS.

          4.1 Traffic- or usage-sensitive rates shall be computed in "****" increments "Special" priced accounts, and at "****" increments for all other accounts.

          4.2 telQuest shall be responsible for all applicable taxes, including but not limited to sales or valued-added taxes, utility or excise taxes, fees and/or surcharges that are imposed by federal, state, or local governments on the telQuest UC Services or business generated by telQuest through the sale of telQuest UC Services as a result of long distance or services bundled within the telQuest UC Services. telQuest shall pay or reimburse EffectNet for all taxes collected or imposed on these services provided by EffectNet. The Prices quotes in the following sections are exclusive of any and all taxes. Excluded from this responsibility are taxes from EffectNet net income. EffectNet shall comply with all federal and state regulations with respect to employee withholding taxes.

          4.3 Pricing. Pricing shall be as indicated by Appendix "P" attached hereto.

          4.4 Seven (7) working days post the close of the month, EffectNet shall provide to telQuest a settlement statement ("Settlement Statement") providing a summary of charges for the previous month's billing cycle in an industry standard format. The settlement statement, unless specified elsewhere in this Agreement, shall contain the following:

               4.4.1 A listing of monthly recurring charges for the current or prior month's billing cycle.

               4.4.2 For calls or traffic originated by telQuest or any customers, agents, sub-agents and/or end-users during the previous month, the individual call detail and the aggregate usage charge payable broken down by termination location.

               4.4.3 For calls or traffic terminated by telQuest or any customers, agents, sub-agents


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          and/or end-users during the previous month, the individual call detail and the aggregate usage charge payable broken down by termination location.

               4.4.4 Any taxes, fees and/or charges that are imposed by federal, state, and/or local governments.

               4.4.5 The net amount payable by telQuest to EffectNet or payable to telQuest by EffectNet.

               4.4.6 When applicable, any mutually negotiated additional fees.

          4.5 Payment of the Settlement Statement shall be made within seven (7) calendar days after the Settlement Statement and invoice were sent (the "Due Date"). Payments to EffectNet shall be in United States dollars and are to be made via wire transfer for credit to an account of EffectNet to be determined by EffectNet and provided to telQuest within three (3) days of the date of execution of this Agreement by the later signing party. If payment is not received by the Due Date, a late fee of the lesser of (a) one and one-half (1 1/2) percent per month or (b) the maximum percentage permitted by law shall be assessed on the delinquent balance of undisputed usage not paid by the Due Date.

               4.5.1 Deposit. telQuest will provide EffectNet with a deposit upon execution of this agreement in the amount of "****". In the event that active UC Services are not available to telQuest, by fault of EffectNet for at least "****" Subscribers on the Initial Launch Date,
          (i) the deposit will be immediately refunded to telQuest; (ii) telQuest shall not be obligated to deliver deposit hereunder until such time as active UC Services are available for at least "****". At each month end, telQuest and EffectNet shall adjust the deposit so that it equals $"****" for each "****" active Subscribers at that time (the number of Subscribers being calculated in accordance with section 2.12). telQuest shall deliver any shortfall in the deposit required to EffectNet within three (3) business days of adjustment. In any event, the telQuest's deposit shall not exceed "****" dollars.

               4.5.2 In the event that payment is received late for two (2) consecutive months, telQuest shall furnish to EffectNet a deposit ("Late Payment Deposit") equal to one half (1/2) of the previous month's billing. The Late Payment Deposit shall provide for security and will be made within five (5) days of request the EffectNet. telQuest's failure to make deposit of any additional funds called for in this paragraph within the timeframe specified, or to pay the required shortfall within five (5) days after the issuance of a statement of shortfall, shall be deemed a breach of this Agreement. EffectNet will retain the late payment deposit until such time that telQuest has demonstrated six (6) consecutive months of on-time payment history. After said period, the late payment deposit shall be refunded or applied as a credit.

               4.5.3 In the event that telQuest disputes any charge assessed by EffectNet, the Parties agree to cooperate to resolve the dispute at the earliest practicable date. The late charges set forth in Section of this Agreement shall not apply to payments that are the subject of a good faith dispute between EffectNet and telQuest. If there is a good faith dispute, EffectNet cannot demand a late payment deposit.


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     5.   TERM AND TERMINATION.

          5.1 Term. Unless otherwise terminated as provided herein, this Agreement shall be in force for an initial term of five years after the Effective Date (the "Initial Term). Absent 90 day written notice prior to the end of the term of intent to discontinue parties' relationship this agreement shall continue automatically for successive one year terms under the same terms and conditions contained herein together with any subsequent amendments hereto.

          5.2 Termination. Either Party may terminate this Agreement: (a) if the other Party fails to fulfill any of its material obligations under this Agreement; (b) if the other Party is in breach of Section 7 (Confidentiality); (c) if the other Party becomes insolvent or admits in writing its inability to pay debts as they mature, or makes an assignment for the benefit of creditors; or (d) if a petition under any foreign, state or United States bankruptcy act, receivership statute, or the like is filed by the other Party and is not dismissed within sixty (60) days after such filing. Termination due to default under this Section shall be effective thirty (30) days after written notice to the defaulting Party if the default has not been cured within such thirty (30) day period.

          5.3 Effect of Termination. Upon termination of this Agreement for any reason, each Party shall remain liable for those obligations that accrued prior to the date of such termination; provided, however, that nothing herein shall be construed to obligate EffectNet to offer Services to telQuest after the termination of this Agreement.

          5.4 Early Termination. If prior to the end of the Initial Term this Agreement is terminated for any reason by telQuest other than if EffectNet fails to fulfill any of its material obligations under this Agreement then, telQuest shall pay EffectNet a one-time early termination dollar fee equal to the amount of the unfulfilled obligation to be calculated by the number of Minimum Commitment accounts or then active subscribers (as outlined in section 2.12) multiplied by the lessor of 9 months or the remaining months of the contract multiplied by the hereinabove agreed price per account.

6. SURVIVAL. The following provisions shall survive the expiration or termination, for any reason, of this Agreement: (Subscriber Information), (Charges and Billing Statements); (Term and Termination); (Confidentiality); (Warranties); (Intellectual Property); (Indemnification); (Limitation of Liability); (General Provisions).

7. CONFIDENTIALITY. All information disclosed to the other party shall be deemed confidential and proprietary (hereinafter referred to as "Proprietary Information"). Such information includes, but is not limited to, trade secrets, know-how, technical specifications, processes, functional descriptions, architectural specifications, development plans, schedules, design information, customer lists, pricing and financial information concerning the parties' products or services, or other information relating to business development, operations, marketing, sales, performance, and any other information disclosed hereunder, which, by its nature, might reasonably be presumed to be proprietary in nature.


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          7.1 Each party agrees to use the Proprietary Information received from the other party only for the purposes of analyzing the business arrangement between the parties, and in accordance with this Agreement. No patent, copyright, trademark, invention, service mark, or other proprietary rights are implied or granted under this Agreement.

          7.2 Proprietary information supplied pursuant to this Agreement shall not be reproduced in any form by the receiving party except as required to accomplish the intent of this Agreement.

          7.3 The receiving party shall provide, at a minimum, the same care to avoid disclosure or unauthorized use of the Proprietary Information as is provided to protect its own similar Proprietary Information, but in no event less than a reasonable standard of care. It is agreed that all Proprietary Information shall be retained by the receiving party in a secure place with access limited to the receiving party's employees or agents who need to know such information for purposes of this Agreement. The receiving party shall be fully responsible for any breach of this Agreement by its employees or agents. The receiving party will promptly report to the disclosing party any actual or suspected violation of the terms of this Agreement, and will take all reasonable steps requested by the disclosing party to prevent, control or remedy any such violation.

          7.4 All Proprietary Information, unless otherwise specified in writing, shall remain the property of the disclosing party. Such information shall be used by the receiving party only for the purpose set forth in this Agreement. In addition, such Proprietary Information, including all copies thereof, shall be returned to the disclosing party or, at the request of the disclosing party, may be destroyed by the receiving party and certified as destroyed by an officer of the receiving party after the Receiving party's need for it has expired, upon request of the disclosing party; and, in any event, upon termination of the Agreement.

          7.5 Exceptions to confidentiality: It is understood that the parties have no obligation to maintain the confidentiality of Proprietary Information which:

               7.5.1 has been published or is now otherwise in the public domain through no fault of the receiving party.

               7.5.2 prior to disclosure hereunder is within the legitimate possession of the receiving party without obligation of confidentiality as can be demonstrated by written documentation.

               7.5.3 subsequent to disclosure hereunder is lawfully received from a third party having rights to such Proprietary Information without restriction of the third party's right to disseminate the Proprietary Information and without notice of any restriction against its further disclosure, is disclosed with the written approval of the other party as can be proven by documentation.

               7.5.4 a Party is obligated to be produced under order of a court of competent jurisdiction or other government authority; provided however, that the receiving party shall immediately provide notice to the disclosing party such that the disclosing party may seek injunctive relief; and further provided that the disclosing party shall use best efforts to ensure that the information shall be treated as confidential by the party to whom it is disclosed.


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               7.5.5 is independently developed by the receiving party without reference to or reliance upon the confidential information

               In the event of a disputed disclosure, the receiving party shall bear the burden of proof of demonstrating that the information falls under one of the above exceptions.

               7.6 EffectNet will not use telQuest's customer information or other proprietary

8.   WARRANTIES.

     8.1. Authorization. Each Party represents and warrants to the other Party that the execution and delivery of this Agreement and the performance of such Party's obligations under this Agreement have been duly authorized, and that the Agreement is a valid and binding agreement, enforceable in accordance with its terms.

     8.2. Legal Compliance. Each Party represents and warrants that it has obtained, or will obtain prior to offering the Services hereunder, all licenses, approvals and/or regulatory authority necessary to provide the Services described herein. This Agreement is made expressly subject to all present and future valid orders and regulations of any regulatory body having jurisdiction over the subject matter of this Agreement.

     8.3 No Other Warranties. With respect to the UC Services to be provided in, and to users accessing these services from the United States and Canada, EffectNet warrants that it will exercise commercially reasonable care in the performance of its obligations under this Agreement

     EFFECTNET DOES NOT WARRANT THAT THE EFFECTNET SERVICES OR THE PLATFORM THAT IT PROVIDES TO TELQUEST IS ERROR-FREE. IN ADDITION, THE EFFECTNET SERVICES OR TELQUEST PLATFORM IS PROVIDED "AS IS" AND WITHOUT ANY WARRANTY OF ANY KIND. EFFECTNET DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE OTHER PARTY'S OR ANY THIRD PARTY'S USE OF THE EQUIPMENT, INCLUDING WITHOUT LIMITATION INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILTY OF SUCH DAMAGES. THE PARTIES AGREE TO THE ALLOCATION OF LIABILITY RISK SET FORTH IN THIS SECTION. THIS LIMITATION ON LIABILITY IS INTENDED ITO APPLY WITHOUT REGARD TO WHETHER OTHER PROVISIONS OF THIS CONTRACT HAVE BEEN BREACHED OR PROVEN INEFFECTIVE. "AS IS" means the As Is condition of the EffectNet Services to be provided as telQuest UC Services, including such customer support, software and hardware as required in the condition as of the Initial Launch Date agreed upon between the Parties and including any planned enhancement as well as any other changes mutually agreed upon. These products may as of the Initial Launch Date include works for hire for the benefit of telQuest as further described in Section 9.2.

9.   INTELLECTUAL PROPERTY.

     9.1 General. Except as otherwise agreed in writing between the Parties, EffectNet shall own any Patent applications and Patents issued on inventions under this Agreement. All Inventions that are not the


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subject of patents or applications will be considered Confidential Information of EffectNet. Nothing in this Agreement shall be construed to transfer any right title or interest in EffectNet's designs, inventions, copyrights, trade secrets, trade names or other intellectual property.

     9.2 telQuest shall retain ownership rights to all DID and Toll-free numbers associated with active subscriber accounts.

10. INDEMNIFICATION. Each Party ("Indemnitor") will defend, indemnify and hold harmless the other Party and such Party's affiliates, directors, officers, employees, proprietors, independent contractors, consultants, partners, shareholders, representatives, customers, other telQuest, agents, predecessors, successors, and permitted assigns (collectively, "Indemnitees") from and against any claim, suit, demand, loss, damage, expense (including reasonable attorneys' fees and costs) or liability that may result from, arise out of or relate to:
(a) acts or omissions arising out of or in connection with this Agreement resulting in property damage; by Indemnitor and (b) intentional or negligent violations by Indemnitor of any applicable laws or governmental regulation.

     telQuest shall indemnify and hold harmless EffectNet from and against any and all claims, expenses judgments, liabilities, damages or losses, including reasonable attorney's fees and expenses, and shall defend all third-party actions and proceedings arising from any patent, copyright, trade secret, mask work, trade marks or service marks to the extent such claims are caused by telQuest. EffectNet shall indemnify and hold harmless telQuest from and against any and all claims, expenses, judgments, liabilities, damages or losses, including reasonable attorneys' fees and expenses, and shall defend all third-party actions and proceedings arising from any use, infringement or alleged infringement by the EffectNet UC Services of any patent, copyright, trade secret, mask work or other intellectual property right of any third party, to the extent such infringement or alleged infringement is caused solely by the EffectNet UC services. In the event that an injunction or restraining order is obtained against the use or distribution of any product or deliverable pursuant to this Agreement because of any infringement or alleged infringement of any patent, copyright, trade secret, mask work or other intellectual property right or any proprietary, contract or other right of any third party, or in an EffectNet's reasonable judgment any product or deliverable is likely to become the subject of a successful claim of such infringement, the EffectNet's sole obligation to telQuest shall, shall be to, within a reasonable time period: (i) procure for telQuest the right to use the product or deliverable as provided in this Agreement, (ii) replace or modify the EffectNet product or deliverable so it becomes non-infringing without materially affecting the performance thereof, or if options (i) and (ii) are not available despite commercially reasonable efforts, (iii) terminate the licenses granted hereunder, accept the return of all copies of all products.

11. LIMITATION OF LIABILITY. EXCEPT FOR DAMAGES ARISING UNDER SECTION (CONFIDENTIALITY) OR SECTION (INDEMNIFICATION), IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR SIMILAR DAMAGES OF ANY KIND INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF BUSINESS OR INTERRUPTION OF BUSINESS, WHETHER SUCH LIABILITY IS PREDICATED ON CONTRACT, STRICT LIABILITY OR ANY OTHER THEORY WITHOUT REGARD TO WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.  GENERAL PROVISIONS.


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     12.1 Monetary Values. All monetary values in the Agreement refer to U.S.
dollars.

     12.2 Assignment. EffectNet may assign its rights or obligations under this Agreement.

     12.4 Governing Law. This Agreement will be interpreted in accordance with the laws of the state of Arizona, excluding its conflict of law rules. The Parties agree that the federal and state courts located in Arizona shall be the proper forum for any action brought against the other Party, and each Party shall take all necessary actions to consent to the jurisdiction of such courts.

     12.5 Arbitration. All disputes arising out of or in connection with this Agreement will be referred to and finally resolved by arbitration in accordance with the rules of the International Chamber of Commerce; except that either Party may, upon breach of this Agreement, seek an injunction to protect any information sought to be disclosed by the other. The arbitration proceedings will be conducted in Arizona. and the language of the arbitration proceedings will be in English. All arbitration will be conducted before a three (3) person panel, consisting of one (1) arbitrator selected by telQuest, one (1) arbitrator selected by EffectNet and one (1) arbitrator selected by the foregoing two (2) arbitrators. Each arbitrator will be experienced in conducting international arbitration involving the U.S. industry. The cost of the arbitration, including the fees and expenses of the arbitrator(s), shall be shared equally by the parties unless that award provided otherwise.

     12.6 Notices. All notices or other between EffectNet and telQuest under this Agreement shall be in writing and delivered personally, sent by confirmed facsimile, by confirmed e-mail, by certified mail, postage prepaid and return receipt requested, or by a nationally recognized express delivery service addressed to the Parties at the addresses first set forth below or at such other addresses, facsimile numbers or e-mail addresses or to such individuals as either Party may specify by notice to the other Party pursuant to this Section. All notices shall be in English and shall be effective upon receipt. As a courtesy, Parties are encouraged to send duplicate copies of notice, demands, or other by facsimile. Issuance of a facsimile copy of a notice, request, demand or other communication shall not replace the requirements for delivery by mail or overnight courier in the manner provided in this Section, nor shall the date the facsimile received constitute the official receipt date. Any Party may change the address to which notices, requests, demands or other to such Party shall be delivered or mailed by giving notice of the change to the other Party in the manner provided in this Section. The addresses for the Parties for the purposes of this Agreement are:

     FOR EFFECTNET:                     FOR TELQUEST, INC.

     TAJ RENEAU                         NAT LINEHAM
     CHIEF EXECUTIVE OFFICER            PRESIDENT
     EFFECTNET                          TELQUEST
     PHONE:  602.296.3300               PHONE:  604-685-8363
     FAX:    602.296.3311               FAX:       604-685-8366

     12.7 Independent Contractors. This Agreement and the relations hereby established do not constitute a partnership, joint venture, franchise or agency between the Parties. Both parties are independent contractors acting for their own accounts and neither is authorized to bind, or attempt to bind, the other to any


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contract, general warranty, covenant or undertaking of any nature whatsoever unless authorized in writing. Neither party shall have the authority to accept delivery, collect or otherwise take possession of any funds or other property of the other party, and if done so inadvertently, shall immediately notify the other party, shall hold same in trust and shall immediately deliver same to the other party. In all matters relating to this Agreement neither party nor such party's employees or agents are, or will act, as employees of the other party within the meaning of any federal or state laws.

     12.8 Severability. If any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof. The Parties agree that they will negotiate in good faith or will permit a court or arbitrator to replace any provision hereof so held invalid, illegal or unenforceable with a valid provision, which is as similar as possible in substance to the invalid, illegal or unenforceable provision.

     12.9 Entire Agreement And Modifications. This Agreement together with any appendices, exhibits and attachments constitute the entire agreement between the Parties with regard to the subject matter hereof and supersedes all prior, agreements and understandings, whether written or oral, relating to the subject matter hereof. This Agreement may only be modified by a written instrument duly executed by each Party, making specific reference to this Agreement and to the clause to be modified.

     12.10 Captions. Where provided, captions of the sections and subsections of this Agreement are for reference purposes only and do not constitute terms or conditions of this Agreement, and shall not limit or affect the terms and conditions hereof.

     12.11 Waiver. No provision of, right, power or privilege under this Agreement shall be deemed to have been waived by any act, delay, omission or acquiescence on the part of either Party, its agents, or employees, but only by an instrument in writing signed by an authorized officer of each Party. No waiver by either Party of any breach or default of any provision of this Agreement by the other Party shall be effective as to any other breach or default, whether of the same or any other provision and whether occurring prior to, concurrent with, or subsequent to the date of such waiver.

     12.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     12.13 Force Majeure. EffectNet shall have no liability to telQuest for delays resulting from any event of Force Majeure or from any act or omission of the telQuest. An Event of Force Majeure shall include without limitation any delay or failure in performance due to acts of God, earthquake, labor disputes, changes in law, regulation or government policy, riots, war, fire, epidemic, acts or omissions of vendors or suppliers, equipment failures, transportation difficulties, or other occurrences which are beyond EffectNet's reasonable control.

     12.14 Conflicts. To the extent the terms of this Agreement and the MOU conflict, the terms of this Agreement shall be controlling.


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          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.



EFFECTNET, L.L.C.                           TELQUEST, INC.



Signature:                                  Signature:

Printed Name: Brad Steinmeyer               Printed Name: Nat Lineham

Title: Vice President                       Title: President

Date: November 7, 2000                      Date: November 7, 2000




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                              APPENDIX P (PRICING)



          EffectNet shall offer the following products to telQuest at the prices attached thereto as follows:



1.BASIC
         $"****" per month for each basic account with all platform usage and inbound call time on the EffectNet platform an additional $"****"per minute. The basic account includes "****" . Outbound calling will be $"****" per minute. This package includes customer service and technical support.

2.UNLIMITED
         $ "****" per month for each unlimited account with unlimited free platform usage and inbound call time included. Outbound calling will be $"****" per minute. The unlimited account includes "****" .

3.SPECIAL
         $"****" per month for each special account with "****" . Inbound calls/platform usage will be $"****" per minute and outbound calling will be an additional $"****" per minute. Technical support is not included in special subscription package; however, if desired, there will be a flat fee of $"****" per incident. The per minute rates on the special account refer solely to domestic United States (48 contiguous).






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LEGEND: CERTAIN INFORMATION IN THIS PUBLICLY FILED DOCUMENT HAS BEEN DELETED,
PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SEC. DELETED INFORMATION IS MARKED "****". THE COMPLETE DOCUMENT, INCLUDING INFORMATION DELETED IN THIS PUBLICLY FILED DOCUMENT, HAS BEEN FILED SEPARATELY WITH THE SEC IN CONNECTION WITH VERB EXCHANGE INC.'S REQUEST FOR CONFIDENTIAL TREATMENT OF THE INFORMATION.

                               FIRST AMENDMENT TO
                      UNIFIED MESSAGING SERVICES AGREEMENT

Upon further consideration by the Parties, Section 4.5.1 of the Unified Messaging Services Agreement dated November 7, 2000 shall be amended to read as follows:

          4.5.1 Deposit. telQuest will provide EffectNet with an Initial Deposit upon execution of this agreement in the amount of twenty-five thousand dollars $25,000.00. In the event that active UC Services are not available to telQuest, by fault of EffectNet fo at least 10,000 Subscribers on the Initial Launch Date, (i) the deposit will be immediately refunded to telQuest; (ii) telQuest shall not be obligated to deliver deposit hereunder until such time as active UC Services are available for at least 10,000 Subscribers; and (iii) the Ramp Date will be extended for an amount of time commensurate with the delay in providing active UC Service for 10,000 Subscribers. At the end of each month, telQuest and EffectNet shall adjust the deposit so that it equal $"****" for each additional "****" then active Subscribers above the Initial Deposit hereinabove mentioned (the number of Subscribers being calculated in accordance with section 2.12). telQuest shall deliver any shortfall in the deposit required to EffectNet within three (3) business days of adjustment. EffecNet shall return or apply a credit equal to any excess within three (3) business days of adjustment. In any event, the telQuest's deposit shall not exceed "****" dollars.


telQuest Technologies, Inc.

By:      __________________________

Title:   __________________________

Date:    __________________________


EffectNet, L.L.C.

By:      __________________________

Title:   __________________________

Date:    __________________________

     CONFIDENTIAL
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                               SECOND AMENDMENT TO
                UNIFIED COMMUNICATIONS SERVICES GENERAL AGREEMENT

LEGEND: CERTAIN INFORMATION IN THIS PUBLICLY FILED DOCUMENT HAS BEEN DELETED, PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SEC. DELETED INFORMATION IS MARKED "****". THE COMPLETE DOCUMENT, INCLUDING INFORMATION DELETED IN THIS PUBLICLY FILED DOCUMENT, HAS BEEN FILED SEPARATELY WITH THE SEC IN CONNECTION WITH VERB EXCHANGE INC.'S REQUEST FOR CONFIDENTIAL TREATMENT OF THE INFORMATION. All references to EffectNet Inc., should be taken to mean Webley Systems Inc.

This Second Amendment to the Agreement, as previously amended, is entered into effective November 1, 2001 ("Effective Date"), by and between EffectNet, Inc. ("EffectNet") and Verb Exchange, Inc. (formerly, telQuest Technologies, Inc.) ("Verbx"). This Second Amendment only modifies the Agreement, as previously amended, to the extent specifically set forth below and neither Party shall be deemed to hereby waive compliance by the other Party of any covenant, obligation or condition contained therein. Any capitalized terms not specifically defined in the Second Amendment shall have the same meaning as defined in the Agreement.

The Agreement, as previously amended, is modified as follows:

1.   Delete SECTION 1.1 and add the following as the new SECTION 1.1:

     1.1 Verbx hereby appoints EffectNet as its sole and exclusive provider of UC Services to Verbx and its customers and end users. During the Term of this Agreement, Verbx shall not develop, distribute, sell, license or market goods, products or services that compete with the UC Services other than existing excluding current and future development of the Verbx MyMessenger and Echo platform to the extent that they, or either of them, do not directly compete with the UC Services. Verbx represents and warrants that it is not as of the Effective Date developing, distributing, selling, licensing or marketing goods, products or services that compete with the UC Services, other than the Verbx MyMessenger and Echo platform as limited above. For purposes of this Agreement, the word "customers" when used in relation to Verbx and/or the UC Services shall include, but not be limited to, wholesale and retail customers of Verbx.

2.   Delete SECTION 1.3 and add the following as the new SECTION 1.3:


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     1.3 The Parties shall use their best efforts to launch the commercial sales and marketing by Verbx of the UC Services on or before November 1, 2001
     (the "Initial Launch Date").

3.   Delete SECTION 2.3 and add the following as the new SECTION 2.3:

     2.3 Product Development. The Parties agree that the UC Service shall be upgraded for new Releases and Versions of the EffectNet Service as commercially made available by EffectNet and as further provided by this
     Section 2.3.

          2.3.1 Upon at least thirty (30) days prior written notice to Verbx, (which written notice is to include a reasonable description of new features, functionality, fixes, etc.), EffectNet shall have the right to place new Releases into commercial service under the UC Service brand. New Releases shall be incorporated into the UC Service brand at no additional charge. "Release" shall mean a modification to the UC Service usually intended to correct Errors (as defined at Section 3.3) and that may not include additional features, levels of performance or functionalities. Typically, a Release is identified by the numeral(s) one or more places from the left of the designation for such Release with a newer Release having the larger numeral.

          2.3.2 Upon at least ninety (90) days prior written notice to Verbx, (which written notice is to include a reasonable description of new features, functionality, fixes, etc.), EffectNet shall have the right to place new Versions into commercial service under the UC Service brand. New Versions shall be incorporated into the UC Service brand at such additional charge(s) as EffectNet shall include in its written notice to Verbx announcing the new Version. "Version" means a new version of the UC Service that contains a significant new functionality or level of performance or features. Typically, a Version is identified by the numeral(s) one or more places from the left of the first decimal point from the left in the designation with the newer Version having the larger numeral.

          2.3.3 EffectNet shall promptly notify Verbx of updates containing modifications, enhancements, extensions and corrections related to Errors. "Error" means any failure of the UC Service to conform in


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          all material respects to the specifications therefor, other than any nonconformity resulting from end user misuse, improper use, alteration or damage to the UC Service or the combining or merging of the UC Service with any hardware or software not supplied or identified as compatible by EffectNet or the failure by Verbx to produce and deliver accurate fulfillment materials and supplemental amendments thereto. EffectNet shall follow its standard procedures in the classification and response to Errors. EffectNet shall use commercially reasonable efforts in the application of such procedures to correct all Errors, taking into account the severity of the Error and the seriousness of its impact, if any, on end users. Verbx shall promptly notify EffectNet of any reports of Errors received by Verbx from its customers or end users.

4.   Delete SECTION 2.9 and add the following as the new SECTION 2.9:

     2.9 Fraud. Verbx assumes only the risk of liability associated with fraud arising from end users' use of the UC Services, and only in the event that EffectNet has provided daily call detail in accordance with Section 2.7 above. In such event, Verbx will defend and hold EffectNet harmless from any and all claims arising therefrom. In the event that EffectNet has failed to provide daily call detail in accordance with Section 2.7 above, then EffectNet assumes the risk of liability associated with any fraud arising from end users' use of the UC Services during the period of time in which it failed to provide the required call detail. EffectNet further assumes the risk of liability associated with any and all fraud or misuse:
     (i) by EffectNet's customer service representatives and other EffectNet employees and agents relating to end user account information; and (ii) arising from third party fraud against, intrusion into, or "hacking" of, applications hosted on the EffectNet platform. EffectNet shall defend and hold Verbx harmless from any and all claims arising therefrom.

5.   Delete SECTION 2.10 and add the following as the new SECTION 2.10:

     2.10 End User Support. EffectNet shall provide customer support to end users, including, but not limited to, provisioning, questions related to features and functionalities of the UC Services, and billing inquiries ("Tier One"). EffectNet shall provide 24 by 7 technical support to end users, including, but not limited to, the use of specific features of the UC Services, and


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     interoperability with EffectNet-supported systems, devices and communications transport ("Tier Two").

          2.10.1 Verbx may assume the responsibility for Tier One and Tier Two customer support upon written notice to EffectNet specifying the date that Verbx shall assume such responsibility and specifically referencing this Section 2.10. Any such notice by Verbx shall be irrevocable and final and EffectNet's obligations to provide Tier One and Tier Two customer support in accordance with Section 2.10 shall thence forth cease as of, and after, the date so specified by Verbx in such notice thereof.

          2.10.2 Notwithstanding anything to the contrary herein, EffectNet shall provide 24 by 7 network operations center support for power outages and systems and network outages ("Tier Three") at no additional charge.

          2.10.3 Call items outside the scope of Effectnet support services include, but are not limited to, non-EffectNet related software problems, call forwarding issues and any non-EffectNet products, services or billing issues as relating to non-EffectNet products and services.

6.   Delete SECTION 2.11 and add the following as the new SECTION 2.11:

     2.11 Orders and Acceptance. Customer is responsible for providing to Webley account information for each End User as required by Webley to activate and maintain End User accounts ("Orders"). Verbx shall be responsible for the production and delivery of such customer or end user fulfillment materials as Verbx deems necessary and appropriate; provided, however, that Verbx shall update all such materials, including notices to customers and end users of updates to previously delivered materials, to incorporate Revisions and Versions of the UC Service in a timely and accurate manner provided that EffectNet delivers product or service version updates in a timely and accurate manner. EffectNet reserves the right to decline or delay acceptance, or to reject, any Order in its absolute discretion. An Order shall be deemed accepted by EffectNet's activation of the end user account for the UC Service requested in such Order.


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7.   Delete SECTION "2.13 2.12 Minimum Commitment."

8.   Delete the last sentence of SECTION 5.1 and add the following sentence:

     This Agreement shall be automatically renewed for succeeding twelve (12) month terms unless written notice of termination is delivered by either Party not less than one hundred and eighty (180) and not more than two hundred and ten (210) days prior to the expiration of the then current term of the Agreement.

9.   Delete SECTION 4.3 and add the following as the new SECTION 4.3:

     4.3 Pricing. Pricing for each end user UC Service account activated by Webley in accordance with Section 2.11 shall include a Monthly Fee and a Usage Charge. In addition, Webley shall also invoice Verbx on a calendar monthly basis for a Usage Surcharge if applicable.

          4.3.1 MONTHLY FEE. The Monthly Fee shall be for each calendar month "****" adjusted on a pro-rata basis for end user accounts that are activated for less than a full calendar month.

          4.3.2 USAGE CHARGE. The Usage Charge shall be for each calendar month "****" per minute, determined using "****"-second increments, of inbound and outbound connectivity to the EffectNet UC Service platform.

          4.3.3 CUSTOMER SUPPORT FEE. The Customer Support Fee shall be, for each calendar month, "****" adjusted on a pro-rata basis for end user accounts that are activated for less than a full calendar month; provided, however, that the Customer Support Fee shall increase to "****" for those end user accounts for which, and for so long as, Verbx fails to comply with the requirements of Section 2.11; and provided, finally, that there shall be no Customer Support Fee on and after the date Verbx assumes responsibility for Tier One and Tier Two customer support in accordance with Subsection 2.10.2.

          4.3.4 USAGE SURCHARGE. The Usage Charge shall be for each calendar month a positive number equal to (a) the sum of all minutes Page 3 of


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          for all end user accounts on which the Usage Charge is based, less
          "****" minutes times (b) "****".

10.  Delete SECTION 5.2 and add the following as the new SECTION 5.2:

     5.2 Events of Default. Either Party may terminate this Agreement: (a) if, upon written notice of payment default, the other Party fails to pay any such payment on or before the tenth (10th) calendar day next succeeding the date of such written notice; (b) if the other Party fails to perform or commits a breach of its material obligations (other than payment obligations) under this Agreement and the breaching Party fails to either
     (i) cure the breach within seven (7) calendar days of written notice of such breach by the other Party, or (ii) if such breach is incapable of cure within seven (7) calendar days, the breaching Party commences efforts to cure within seven (7) calendar days of the date of such written notice of breach and thereafter uses its best efforts to effect a cure until such breach is cured, but in no event shall such breach remain uncured longer than ninety (90) days after the date of written notice thereof; (c) if the other Party is in breach of Section 7 (Confidentiality); (d) if the other Party becomes insolvent or admits in writing its inability to pay debts as they mature, or makes an assignment for the benefit of creditors; or (e) if a petition under any foreign, state or United States bankruptcy act, receivership statute, or the like is filed by the other Party and is not dismissed within sixty (60) days after such filing. Termination due to default under this Section shall be effective immediately upon receipt of written notice to the defaulting Party.

11.  Delete SECTION 9.2 and add the following as the new SECTION 9.2:

     9.2 Ownership of DID and Toll Free Numbers. Although EffectNet is the owner of record with the carrier that provides telephone numbers to Verbx customers and end users (the "Verbx Numbers"), EffectNet acknowledges that EffectNet's ownership and control of the Verbx Numbers shall be on behalf of Verbx and upon expiration or termination of this Agreement, other than by EffectNet in accordance with Section 5.2, EffectNet shall use commercially reasonable efforts, at the sole cost and expense of Verbx, to cooperate with Verbx to port Verbx Numbers to the carrier(s) designated by Verbx.

Delete APPENDIX P.

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IN WITNESS WHEREOF, the Parties have caused this Agreement, as previously amended, to be executed by their duly authorized representatives as of the Effective Date.

EffectNet, Inc.                     Verb Exchange, Inc.

By:___________________                               By:__________________
         Name:                                       Name:
         Title:                             Title:



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